UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2020
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

4510 Cox Road,	Suite 201,
Richmond,	Virginia			23060
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On October 23, 2020, Synalloy Corporation, a Delaware corporation (“Synalloy” or the “Company”), and its subsidiaries entered into a Fifth Amendment to Third Amended and Restated Loan Agreement (the “Credit Agreement Amendment”) with Truist Bank, formerly known as Branch Banking and Trust Company (“Truist”). The description of the Credit Agreement Amendment is set forth in Item 2.03 of this report and is incorporated into this Item 1.01 by reference.
On October 26, 2020, the Company and Craig C. Bram (“Bram”) entered into a Confidential Separation and Release Agreement (the “Separation Agreement”). The description of the Separation Agreement is set forth in Item 5.02 of this report and is incorporated into this Item 1.01 by reference.
On October 26, 2020, the Company and Christopher G. Hutter (“Hutter”) entered into an Executive Employment Agreement (the “Employment Agreement”). The description of the Employment Agreement is set forth in Item 5.02 of this report and is incorporated into this Item 1.01 by reference.
The descriptions of the Credit Agreement Amendment, Separation Agreement and Employment Agreements contained in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of such agreements, which are filed as Exhibits 99.1, 99.2 and 99.3, respectively, hereto and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 23, 2020, Synalloy and its subsidiaries, as borrowers, entered into the Credit Agreement Amendment with Truist to amend the definition of the Fixed Charge Coverage Ratio (the “Coverage Definition”). The Coverage Definition was amended to include in the numerator the calculated losses from the suspended operations of Palmer of Texas Tanks, Inc. (“Palmer”) in the amount of $1,560,000. This amendment to the Coverage Definition is effective for the quarter ended June 30, 2020 and for the directly following three quarters after June 30, 2020. Additionally, the Coverage Definition was amended to include in the numerator the calculated losses from the suspended operations of Palmer in the amount of $740,000. This amendment to the Coverage Definition is effective for the quarter ended September 30, 2020 and for the directly following three quarters after September 30, 2020. Finally, the Coverage Definition was amended to include in the numerator the extraordinary expenses related to the investigation of a whistleblower complaint in the amount of $636,000. This amendment to the Coverage Definition is effective for the quarter ended September 30, 2020 and for the directly following three quarters after September 30, 2020. The foregoing summary is qualified in its entirety by reference to the Credit Agreement Amendment, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Retirement of Craig C. Bram
On October 26, 2020, Bram, the President and Chief Executive Officer and a director of the Company, notified the Board of Directors of the Company (the “Board”) that he will retire and resign as an officer and director of the Company effective on the earlier of one (1) business day after the Company files its third quarter Quarterly Report on Form 10-Q with the Securities and Exchange Commission (expected to be November 9, 2020), or November 20, 2020. Bram’s retirement decision is not the result of any disagreement with the Company regarding its respective operations, policies or practices.
On October 26, 2020, the Company and Bram entered into the Separation Agreement pursuant to which Bram is entitled to certain separation/severance benefits set forth in the Separation Agreement. Pursuant to the Separation Agreement, Bram is entitled to (i) a lump sum payment of $703,115 due within seven (7) days of the date of the Separation Agreement, (ii) a lump sum payment of $312,500 due six (6) months from the date of the Separation Agreement, (iii) immediate vesting of prior equity-based awards in accordance with the Company’s 2011 Long-Term Incentive Stock Option Plan, as amended, and the Company’s Amended and Restated 2015 Stock Awards Plan and related agreements, and (iv) a lump sum payment, less applicable taxes and deductions, of $60,000 which represents twenty-four (24) months of premiums for a group health plan for Bram and his eligible dependent wife. The Separation Agreement contains confidentiality and mutual non-disparagement covenants, a release of claims by Bram and, subject to certain exceptions, the Company, and Bram’s acknowledgement that Section 9 of his Employment Agreement with the Company dated March 1, 2019 remains binding. The Separation Agreement may be revoked by Bram until November 2, 2020. The Company has engaged Bram on an “as needed/on call basis” not to exceed ten (10) hours per month for up to three (3) months after his retirement to help support the leadership transition and achievement of the Company’s 2020 goals. The foregoing summary is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Appointment of Christopher G. Hutter as Interim President and CEO
On October 26, 2020, the Company entered into the Employment Agreement with Hutter, currently a director on the Board, pursuant to which Hutter will serve as interim President and Chief Executive Officer of the Company effective upon Bram’s retirement. Hutter will remain a director on the Board. The Company has initiated a search for a permanent President and Chief Executive Officer.

The Employment Agreement may be terminated by either party with or without cause upon ten (10) days prior written notice. Hutter’s base salary shall be $35,569 annually, and he shall be eligible to receive bonus payments at the Board’s discretion. Additionally, the Company will make two grants of restricted stock to Hutter as follows: (i) 50,000 shares of restricted stock with two-thirds vesting on the one (1) year anniversary of the effective date of the Employment Agreement and the remaining one-third vesting on the eighteen (18) month anniversary of the effective date of the Employment Agreement; and (ii) 90,000 shares of restricted stock, with 50,000 vesting when, during the term of the Employment Agreement, the thirty (30)-day volume weighted average price (“VWAP”) of a Company common share equals eight dollars ($8) or more, and the remaining 40,000 shares vesting when, during the term of the Employment Agreement, the thirty (30)-day VWAP of a Company common share equals eleven dollars ($11) or more. Hutter is also entitled to participate in all employee benefit plans of the Company. The Employment Agreement also includes a provision regarding the non-solicitation of Company employees for a period of eighteen (18) months following termination of Hutter’s employment for any reason, and a confidentiality provision. The foregoing summary is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 99.3 hereto and incorporated herein by reference.

Hutter, age 41, is the Co-Founder and Manager of UPG Enterprises LLC (“UPG”), a successful high-growth operator of eight premier industrial companies across the metals, manufacturing, distribution and logistics sectors. UPG was founded on the premise that focusing on culture, respect, technology and growth creates a best-in-class organization. Prior to forming UPG, Hutter joined InSite Real Estate in 2008, where he held responsibility for all investment and financial operations as Chief Financial Officer. He received his Bachelor of Science degree in Finance from the University of Illinois Urbana-Champaign and his Master of Business Administration degree in Finance from Lewis University. He volunteers his time to Rebuilding Together, a non-for-profit organization dedicated to providing safe and healthy housing. Hutter has over 19 years of relevant business experience.

A press release announcing Bram’s retirement and Hutter’s appointment as interim President and Chief Executive Officer is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Fifth Amendment to Third Amended and Restated Loan Agreement between the Company and Truist Bank dated October 23, 2020
99.2	Confidential Separation and Release Agreement between the Company and Craig C. Bram dated October 26, 2020
99.3	Executive Employment Agreement between the Company and Christopher Hutter dated October 26, 2020
99.4	Press Release dated October 27, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Sally M. Cunningham
Sally M. Cunningham
Chief Financial Officer

Dated: October 28, 2020